Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Intermediate Term Series--201, (Targeted Maturities Trusts D and E)

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49173 of our opinion dated January 24, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 16, 2000